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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE

Board of Directors and Shareholders
Level 8 Systems, Inc.


We consent to the use in this Registration Statement relating to 1,000,000 shares of Common Stock of LEVEL 8 SYSTEMS, INC. on form S-1 of our report dated January 26, 1996 (except for Note 13, as to which the date is September 9, 1996) appearing in the Prospectus, which is a part of this Registration Statement (File No. 333-15455), and to the reference to us under the heading "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of LEVEL 8 SYSTEMS, INC. listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                              LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota
November 12, 1996